UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12

Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

TANDEM®
DIABETES CARE

Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

10:20 AM
November 14, 2013
BOLUS
OPTIONS
INSULIN ON BOARD (IOB)

touch simplicity™

Notice of Annual Meeting of Stockholders to be Held May 21, 2014

Dear Stockholders:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders, or the Annual Meeting, which will be held at the offices of Tandem Diabetes Care, Inc., located at 11045 Roselle Street, San Diego, California 92121, on Wednesday, May 21, 2014, at 3:00 p.m., local time.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect three Class I directors for a three-year term to expire at the 2017 annual meeting of stockholders.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To transact any other business that may be properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof.

All of our stockholders of record as of March 31, 2014, are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal 1 and FOR the ratification of the appointment of our independent registered public accounting firm as provided in Proposal 2.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares?” in this Proxy Statement or, if you requested to receive printed proxy materials, the enclosed proxy card.

By Order of the Board of Directors

Sincerely,

Kim D. Blickenstaff

President and Chief Executive Officer

San Diego, California

April 8, 2014

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 8, 2014

(i)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2014

Our board of directors is soliciting proxies for use at our 2014 annual meeting of stockholders, or the Annual Meeting, to be held on Wednesday, May 21, 2014, at 3:00 p.m., local time, at the offices of Tandem Diabetes Care, Inc., located at 11045 Roselle Street, San Diego, California 92121. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we”, “us”, “our” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see the response to the question entitled “Whom shall I contact with other questions?” below.

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of
Annual Meeting of Stockholders, and any other matters that properly come before the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:	You are invited to attend the Annual Meeting on May 21, 2014, at 3:00 p.m., local time. The Annual Meeting will be held at our corporate offices located at 11045 Roselle Street, San Diego, California 92121.

Q:	Why did I receive these proxy materials?

A:	We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Annual Meeting because you owned our common stock at the close of business on March 31, 2014, which is the record date for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled “How can I vote my shares” below and as described elsewhere in this Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:	Instead of mailing printed copies of our proxy materials to each of our stockholders, we have elected to provide access to them over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, or a Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 8, 2014, we mailed a Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, or the Annual Report, each of which are available at
www.voteproxy.com. The Notice also provides instructions on how to vote your shares through the Internet or by telephone.

We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The proposals to be voted on at the Annual Meeting, and our board of directors’ voting recommendations with respect to each, are as follows:

Proposal		Board’s Voting Recommendation
1.

Election of Directors (Proposal 1): The election of three Class I directors to serve a three-year term. Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated and recommends for re-election as Class I directors the following persons:

•     Kim D. Blickenstaff

•    Howard E. Greene, Jr.

•     Christopher J. Twomey

FOR
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.	FOR

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment. Kim D. Blickenstaff and John Cajigas, the designated proxyholders, are members of our management.

Q:	Who may vote at the Annual Meeting?

A:	If you owned our common stock on March 31, 2014, the record date for the Annual Meeting, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On the record date, there were 22,978,219 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:	We need a quorum of stockholders in order to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote as of the record date, or 22,978,219 shares, are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:	What vote is required to approve each proposal?

A:	Election of Directors (Proposal 1): Directors will be elected by a plurality of the votes cast, so the three director nominees who receive the most votes will be elected.
Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 2): The ratification of the appointment of Ernst & Young LLP

2    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?

A:	You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, on the record date.
If, however, your shares are held in a brokerage account or by a bank or other agent, and not in your name, you are considered to be the beneficial owner of shares held in street name.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record, you have the right to vote in person at the Annual Meeting. When you arrive at the Annual Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you bring with you a proxy from the broker, bank or other agent that holds your shares, giving you the right to vote at the Annual Meeting.

Admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and do not provide the entity that holds your shares with specific voting instructions, the entity that holds your shares may generally vote at its discretion on “routine” matters. However, if the entity that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter. This is generally referred to as a “broker non-vote.”

Q:	Which proposals in this Proxy Statement are considered “routine” or “non-routine” matters?

A:	The election of directors (Proposal 1) is considered a non-routine matter under applicable rules. As a result, a broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes on Proposal 1.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm
(Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote without instructions on this matter, so there will not be any broker non-votes in connection with Proposal 2.

Q:	What is the effect of abstentions and broker non-votes?

A:	Shares held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote. The election of

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

directors (Proposal 1) will be determined by a plurality of votes cast, so abstentions on this proposal will not have an effect on the outcome of this vote. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, so abstentions on this proposal will have the same effect as a vote against this proposal.

A broker non-vote occurs when a broker, bank or other agent holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum. The election of directors (Proposal 1) is considered a non-routine matter and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) is considered a routine matter on which a broker, bank or other agent has discretionary authority to vote, so there will not be any broker non-votes in connection with this proposal.

Q:	How can I vote my shares?

A:	With respect to the election of directors (Proposal 1), you may either vote “For” all director nominees or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2), you may vote “For” or “Against” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy through the Internet, by phone or using the accompanying proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and you may request a ballot when you arrive.

•

To vote on the Internet, go to www.voteproxy.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 20, 2014. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•	To vote by phone, call toll-free 1-800-PROXIES (1-800-776-9437) if calling from the United States or 1-718-921-8500 if calling from foreign countries from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card mailed to you. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 20, 2014. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you received a Notice and would like to request a proxy card by mail, please follow the instructions contained in the Notice.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions in the Notice received from your broker, bank or other agent to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included in the Notice or with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

4    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	How may I revoke or change my vote after submitting my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Stockholder of Record

If you are a stockholder of record, you may revoke your proxy in one of the four following ways:

•	you may vote again by Internet at a later time;

•	you may submit another properly completed proxy card with a later date;

•	you may send a written notice that you are revoking your proxy to Tandem Diabetes Care, Inc., 11045 Roselle
Street, San Diego, California 92121, Attention: General Counsel; or

•	you may attend the Annual Meeting and vote in person (however, simply attending the Annual Meeting will not, by itself, revoke your proxy or change your vote).

Your most current Internet proxy or proxy card will be the one that is counted at the Annual Meeting.

Beneficial Owner

If you are a beneficial owner of shares, you may revoke your proxy by following instructions provided by your broker, bank or other agent.

Q:	What are the costs of soliciting these proxies?

A:	We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email, but will be paid no additional compensation for these services. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe that the cost of any such proxy solicitor will be material. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and to obtain authority to execute proxies.

Q:	Where can I find voting results of the Annual Meeting?

A:	In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

Q:	Whom should I contact with other questions?

A:	If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact:
Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, Telephone: (858) 366-6900.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    5

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

We currently have nine members of our board of directors. Under our charter and bylaws, our board is divided into three classes, as follows:

•	Class I, which consists of Kim D. Blickenstaff, Howard E. Greene, Jr. and Christopher J. Twomey, whose terms will expire at the Annual Meeting;

•	Class II, which consists of Dick P. Allen, Edward L. Cahill and Lonnie M. Smith, whose terms will expire at our 2015 annual meeting of stockholders; and

•	Class III, which consists of Fred E. Cohen, Douglas A. Roeder and Jesse I. Treu, whose terms expire at our 2016 annual meeting of stockholders.

Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Directors may only be removed with cause by the affirmative vote of a majority of the shares then entitled to vote upon an election of directors. Because only one-third of our directors will be elected at each annual meeting of stockholders, two consecutive annual meetings of stockholders could be required for the stockholders to change a majority of our board of directors. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

Election of Directors

At the Annual Meeting, our stockholders are being asked to vote for the Class I director nominees listed below to serve on our board of directors until our annual meeting in 2017 and until each of their successors has been elected and qualified, or until such director’s death, resignation or removal. Each of these nominees is a current member of our board of directors, whose term expires at the Annual Meeting. Each of these nominees has consented to serve, if elected.

Provided that a quorum of stockholders is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

If no contrary indication is made, proxies will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, for any nominee who is designated by our board of directors to fill the vacancy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES

6    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

The following table lists the persons recommended by the nominating and corporate governance committee of our board of directors and nominated by our board of directors to be elected as directors, including relevant information as of March 31, 2014 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2017 Annual Meeting of Stockholders

(Class I Directors)

KIM D. BLICKENSTAFF President, Chief Executive Officer and Director Age: 61 Director since: 2007

Mr. Blickenstaff has served as our President and Chief Executive Officer and as one of our directors since September 2007. Prior to joining our company, he served as Chairman and Chief Executive Officer of Biosite Incorporated, or Biosite, a provider of medical diagnostic products, from 1988 until its acquisition by Inverness Medical Innovations, Inc. (now operating as Alere, Inc.) in June 2007. Mr. Blickenstaff currently serves as Chairman of Medivation, Inc. (NASDAQ: MDVN), and is a member of its audit committee. He previously served as a director of DexCom, Inc. (NASDAQ: DXCM), a provider of glucose monitoring systems, from June 2001 to September 2007. Mr. Blickenstaff was formerly a certified public accountant and has more than 20 years of experience overseeing the preparation of financial statements. He received a B.A. in Political Science from Loyola University, Chicago, and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.

We believe Mr. Blickenstaff brings to our board of directors valuable perspective and experience as our President and Chief Executive Officer, extensive experience at the board level in various healthcare companies, as well as leadership skills, industry experience and knowledge that qualify him to serve as one of our directors.

HOWARD E. GREENE, JR. Director Member, Compensation Committee Age: 71 Director since: 2008

Mr. Greene has served on our board of directors since January 2008. He is an entrepreneur who has participated in the founding and management of 11 medical technology companies over 25 years, including three companies for which he served as chief executive officer. He was the co-founder of Amylin Pharmaceuticals, Inc., a public pharmaceutical company that was acquired by Bristol Myers Squibb in August 2012, serving as the Chief Executive Officer of that company from 1987 to 1996. He also served as a director of Amylin Pharmaceuticals from 1987 to April 2009. Mr. Greene also served on the board of directors of Biosite from June 1989 until its sale in 2007. From 1986 until 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech Incorporated from March 1979 until its acquisition by Eli Lilly & Co. in March 1986, and he was co-inventor of Hybritech’s patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation and a consultant with McKinsey & Company. Mr. Greene holds a B.A. in Physics from Amherst College and an M.B.A. from Harvard Business School.

We believe Mr. Greene’s background as a chief executive officer and director of publicly-traded biotechnology companies, his extensive experience at the executive and board level in multiple companies in the medical technology industry and his long-term investing experience, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance and qualify him to serve as one of our directors.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    7

PROPOSAL 1: ELECTION OF DIRECTORS

CHRISTOPHER J. TWOMEY Director Chairman, Audit Committee Age: 54 Director since: 2013

Mr. Twomey has served on our board of directors since July 2013. From March 1990 until his retirement in 2007, he held various positions with Biosite, most recently serving as Senior Vice President, Finance and Chief Financial Officer. From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an Audit Manager. Mr. Twomey has also served as a member of the board of directors of Senomyx, Inc. (NASDAQ: SNMX), a biotechnology company, since March 2006 and is chair of that company’s audit committee. Mr. Twomey also previously served since July 2006 as a director and chair of the audit committee of Cadence Pharmaceuticals, Inc. (NASDAQ: CADX), which was acquired by Mallinckrodt in March 2014. Mr. Twomey holds a B.A. in Business Economics from the University of California at Santa Barbara.

We believe Mr. Twomey’s experience in senior financial management and on boards of directors of companies in the life sciences industry, as well as his long-term accounting and auditing experience, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance.

Members of Our Board of Directors

The following table lists the members of our board of directors that are continuing in office, including relevant information as of March 31, 2014 regarding their age, business experience, qualifications, attributes, skills and other directorships:

Members of the Board of Directors Continuing in Office

Term Expiring at the

2015 Annual Meeting of Stockholders

(Class II Directors)

DICK P. ALLEN Director Member, Compensation Committee Age: 69 Director since: 2007

Mr. Allen has served on our board of directors since July 2007. He was the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field, until July 2009. Mr. Allen was a co-founder of Caremark, Inc., a home infusion therapy company that was later acquired by Baxter International and served as a Vice President from its inception in 1979 until 1986. Mr. Allen was also a co-founder and director of Pyxis Corporation that was later acquired by Cardinal Health, Inc., and currently serves on the boards of directors of several private companies. Mr. Allen is Chairman of the Board of JDRF. Mr. Allen was also a Lecturer at the Stanford University Graduate School of Business for a total of 13 years. Mr. Allen holds a B.S. in Industrial Administration from Yale University and an M.B.A. from Stanford University Graduate School of Business.

We believe Mr. Allen’s background in management and on boards of directors of companies in the healthcare industry, as well as his long-term investing experience, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance and qualify him to serve as one of our directors.

8    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

EDWARD L. CAHILL Director Member, Audit Committee Age: 60 Director since: 2009

Mr. Cahill has served on our board of directors since May 2009. He has served as Managing Partner of HLM Venture Partners, a venture capital firm that invests primarily in emerging companies focused on healthcare information technology, healthcare services and medical technology, since May 2000. He served as a director of Animas Corporation, a developer of external insulin pumps, from March 2001 until its acquisition by Johnson & Johnson in February 2006. From June 1995 to May 2000, Mr. Cahill served as a founding partner of Cahill, Warnock Company (now Camden Partners), a Baltimore venture capital firm. Previously, Mr. Cahill was a Managing Director of Alex.Brown & Sons, an investment services brokerage, where he headed the firm’s healthcare group from January 1986 through March 1995. Mr. Cahill also serves as a director of Masimo Corporation (NASDAQ: MASI), a medical technology company. He is also a director of several private healthcare companies and serves as a trustee of Johns Hopkins Medicine, Johns Hopkins Health System and Mercy Health Services. Mr. Cahill holds an A.B. in American Civilization from Williams College and a Masters of Public and Private Management from Yale University.

We believe Mr. Cahill’s diverse and extensive experience on boards of directors and in management, which has included public and private companies in the life sciences industry, provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe that he brings to our board his long-term investing experience with numerous companies in the healthcare and biotechnology industries, as well as a strong financial background, all of which qualify him for service on our board of directors.

LONNIE M. SMITH Chairman, Board of Directors Member, Audit Committee Age: 69 Director since: 2013

Mr. Smith has served on our board of directors and as the Chairman of the board since January 2013. He served as Chief Executive Officer of Intuitive Surgical, Inc. (NASDAQ: ISRG), a developer and provider of surgical instruments, from June 1997 to June 2010, and as an executive officer of that company until January 2013. Mr. Smith continues to serve as Chairman of the Board of Intuitive Surgical. Prior to joining Intuitive Surgical, Mr. Smith was employed by Hillenbrand, Inc. (NYSE: HI), a provider of industrial products and services, including healthcare equipment, from 1978 to June 1997, serving during his tenure as Senior Executive Vice President, a member of the Executive Committee, the Office of the President and the board of directors. Mr. Smith previously held positions with The Boston Consulting Group and IBM Corporation. Mr. Smith also currently serves on the boards of directors of several private companies. Mr. Smith holds a B.S. in Electrical Engineering from Utah State University and an M.B.A. from Harvard Business School.

We believe Mr. Smith’s background as a chief executive officer and director of a large, publicly-traded medical device company, and his extensive experience at the board level in multiple companies in the healthcare industry, brings to our board critical skills related to financial oversight of complex organizations, strategic planning, and corporate governance and qualify him to serve as one of our directors.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    9

PROPOSAL 1: ELECTION OF DIRECTORS

Term Expiring at the 2016 Annual Meeting of Stockholders

(Class III Directors)

FRED E. COHEN Director Member, Nominating and Corporate Governance Committee Age: 57 Director since: 2013

Dr. Cohen has served on our board of directors since June 2013. He is a partner at TPG, a private equity firm he joined in 2001, and serves as co-head of TPG’s biotechnology group. Dr. Cohen is also a Professor of Cellular and Molecular Pharmacology at the University of California, San Francisco, where he has taught since 1988. From 1995 to 2001, Dr. Cohen served as the Chief of the Division of Diabetes, Endocrinology and Metabolism in the Department of Medicine of UCSF. Dr. Cohen also serves as a director of Genomic Health (NASDAQ: GHDX), Quintiles Transnational Holdings (NYSE: Q), Five Prime (NASDAQ: FPRX), Biocryst (NASDAQ: BCRX) and Veracyte (NASDAQ: VCYT). In addition, Dr. Cohen serves as a director of several privately held companies. Dr. Cohen holds a B.S. in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University and an M.D. from Stanford University.

We believe Dr. Cohen’s diverse and extensive experience on boards of directors and in management, which has included public and private companies in the life sciences industry, provides him with key skills in working with directors, and understanding board process and functions. We also believe he brings to our board his long-term investing experience with numerous companies in the healthcare and biotechnology industries, including serving on public company audit committees.

DOUGLAS A. ROEDER Director Chairman, Compensation Committee Age: 43 Director since: 2009

Mr. Roeder has served on our board of directors since May 2009. He joined Delphi Ventures as an Associate in 1998, and has been a Partner since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex.Brown’s Healthcare Investment Banking Group in San Francisco, where he focused on the medical device, life sciences and healthcare services industries. He also previously worked with Putnam Associates, a strategy consulting firm focused on the pharmaceutical and biotechnology industries. Mr. Roeder holds an A.B. in Biochemistry from Dartmouth College.

We believe Mr. Roeder’s experience on several boards of directors of companies in the life sciences industry, provides him with key skills in working with directors, understanding board process and functions and working with financial statements. We also believe that he brings to our board his long-term investing experience with numerous companies in the healthcare and medical device industries, all of which qualify him for service on our board.

10    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

JESSE I. TREU Director Chairman, Nominating and Corporate Governance Committee Age: 66 Director since: 2008

Dr. Treu has served on our board of directors since June 2008. He has been a Managing Member of Domain Associates, L.L.C. since its inception in 1985. He has been a director of over 35 early-stage healthcare companies. Dr. Treu currently serves as a member of the boards of directors of Afferent Pharmaceuticals, Aldexa Pharmaceuticals, CoLucid Pharmaceuticals, Regado Biosciences, RightCare Solutions, Veracyte and Xagenic, and also serves as a member of the Princeton Healthcare System Board of Trustees. He has also served as a founder, president and chairman of numerous venture-stage companies. Prior to the formation of Domain Associates, Dr. Treu had 12 years of experience in the healthcare industry. He was Vice President of the predecessor organization to The Wilkerson Group and its venture capital arm, CW Ventures. While at CW Ventures, he served as President and Chief Executive Officer of Microsonics, Inc., a pioneer in computer image processing for cardiology. From 1977 through 1982, Dr. Treu led new product development and marketing planning for immunoassay and histopathology products at Technicon Corporation, which is now part of Siemens Diagnostics. Dr. Treu began his career with General Electric Company in 1973, initially as a research scientist developing thin film optical sensors for immunoassay testing, and later serving on the corporate staff with responsibility for technology assessment and strategic planning. Dr. Treu received his B.S. in Physics from Rensselaer Polytechnic Institute and his M.A. and Ph.D. in physics from Princeton University.

We believe Dr. Treu’s extensive experience as an officer and member of the board of directors of several companies in the healthcare industry brings to our board valuable industry expertise, understanding of financial statements, and significant executive management experience and leadership skills, as well as a strong understanding of corporate governance principles.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    11

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Director Independence

Our board of directors has affirmatively determined that Messrs. Dick P. Allen, Edward L. Cahill, Fred E. Cohen, Howard E. Greene, Jr., Douglas A. Roeder, Jesse I. Treu,

Lonnie M. Smith and Christopher J. Twomey meet the definition of “independent director” under the applicable NASDAQ Listing Rules.

Family Relationships

There are no family relationships between any director, executive officer or person nominated to become a director or executive director.

Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are presently separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance principles do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Board Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting.

12    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

CORPORATE GOVERNANCE

Board and Committee Meetings

During 2013, our board of directors met six times (including telephonic meetings) and took action by written consent two times. Each director attended at least 75% of the meetings held while he was a director, either in person or by teleconference. Additionally, each director attended at least 75% of the meetings for each committee on which he or she served.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, we encourage all of our directors to attend.

Executive Sessions

In accordance with the applicable NASDAQ Listing Rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues. For instance, at the time of our initial public offering we established a pricing committee to determine the offering price and other terms of our initial public offering. At present, no special committees have been established.

Each of the three standing committees has a written charter that has been approved by our board of directors. A copy of each charter is available on our website at www.tandemdiabetes.com by selecting the “Investor Center” icon at the bottom of the page, followed by the “Corporate Governance” hyperlink.

The current members of each committee are identified in the following table:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kim D. Blickenstaff
Lonnie M. Smith	X
Dick P. Allen		X
Edward L. Cahill	X
Fred E. Cohen, M.D., D.Phil.			X
Howard E Greene, Jr.		X
Douglas A. Roeder		Chairman
Jesse I. Treu, Ph.D.			Chairman
Christopher J. Twomey	Chairman

Audit Committee

During 2013, our audit committee met two times (including telephonic meetings) and took action by written consent once. Each of the members of the audit committee has been determined to be an independent director under applicable SEC rules and the applicable NASDAQ Listing Rules. Our board of directors has affirmatively determined that Mr. Twomey is designated as an “audit committee financial expert.”

Our audit committee’s responsibilities include:

•	appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or other audit, review or attest services;

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    13

CORPORATE GOVERNANCE

•

reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;

•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary;

•	determining compensation of the independent auditors and of advisors hired by the audit committee and ordinary administrative expenses;

•	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

•	monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;

•	reviewing reports to management prepared by the internal audit function, as well as management’s response;

•	reviewing and assessing, on an annual basis, the adequacy of the formal written charter;

•	reviewing and approving related party transactions for potential conflict of interest situations on an ongoing basis; and

•	overseeing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.

Compensation Committee

During 2013, our compensation committee met four times (including telephonic meetings) and took action by written consent two times. Each of the members of the compensation committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our compensation committee’s responsibilities include:

•	developing, reviewing, and approving our overall compensation programs, and regularly reporting to the full board of directors regarding the adoption of such programs;

•

developing, reviewing and approving our cash and equity incentive plans, including approving individual grants or awards thereunder, with the exception of grants or awards to our chief executive officer which must be approved by our independent directors, and regularly reporting to the full board of directors regarding the terms of such plans and individual grants or awards;

•	reviewing and approving individual and company performance goals and objectives that may be relevant to the compensation of executive officers and other key employees;

•

reviewing and approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key employees, with the exception of our chief executive officer for whom any such arrangements must be approved by our independent directors;

•	reviewing and discussing with management the tables and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;

•	reviewing and assessing, on an annual basis, the adequacy of the formal written charter; and

•	overseeing such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee met one time (including telephonic meetings) during 2013. Each of the members of the nominating and corporate governance committee has been determined to be an independent director under the applicable NASDAQ Listing Rules.

Our nominating and corporate governance committee’s responsibilities include:

•	identifying and screening candidates for our board of directors, and recommending nominees for election as directors;

14    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

CORPORATE GOVERNANCE

•	assessing, on an annual basis, the performance of our board of directors and any committee thereof;

•	overseeing overall business risk and acquiring insurance policies;

•	reviewing the structure of the board’s committees and recommending to the board for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;

•	reviewing and assessing, on an annual basis, the adequacy of the formal written charter; and

•	generally advising our board of directors on corporate governance and related matters.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. No interlocking relationship exists between any member of the board of directors or any member of the compensation committee (or other committee performing equivalent functions) of any other company.

We have entered into an indemnification agreement with each of our directors, including Dick P. Allen, Douglas A. Roeder and Howard E. Greene, Jr., who comprise our compensation committee. For additional information, see “Certain Relationships and Related Transactions— Indemnification Agreements with our Directors and Officers.”

Director Nomination Process

The goal of our nominating and corporate governance committee, which we refer to as the committee for purposes of this section, is to assemble a well-rounded board of directors that consists of directors with backgrounds that are complementary to one another, reflecting a variety of experiences, skills and expertise. The committee’s current selection criteria for prospective nominees, as set forth in the committee’s charter, are as follows:

•	Each director should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity;

•

Each director should be free of any conflicts of interest which would violate applicable laws, rules, regulations or listing standards, or interfere with the proper performance of his or her responsibilities;

•

Each director should possess experience, skills and attributes which enhance his or her ability to perform duties on our behalf. In assessing these qualities, the committee will consider such factors as (i) personal skills and attributes, (ii) expertise in the areas of accounting, marketing, strategy, financial reporting or corporate governance, or (iii) professional experience in diabetes care or the healthcare industry, as well as other factors that would be expected to contribute to an effective board of directors;

•	Each director should have the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of board membership; and
•

Each director should demonstrate his or her understanding that his or her primary responsibility is to our stockholders, and that his or her primary goal is to serve the best interests of those stockholders, and not his or her personal interest or the interest of a particular group.

In considering whether to recommend any candidate for inclusion in the slate of recommended nominees for our board of directors, including candidates recommended by stockholders, the committee applies the criteria set forth above.

While we do not have a policy regarding board diversity, it is one of a number of factors that the committee takes into account in identifying nominees.

The committee believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

The committee currently has a policy of evaluating nominees recommended by stockholders in the same manner as it evaluates other nominees. We do not intend to treat stockholder recommendations in any manner different from other recommendations. Under our amended and restated bylaws, stockholders wishing to propose a director nominee should send the required information to our corporate secretary. We have not received director candidate recommendations from our stockholders.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    15

CORPORATE GOVERNANCE

Codes of Conduct and Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer and other senior financial officers (our Chief Financial Officer, Vice President of Finance and other senior financial officers performing similar functions), which is designed to meet the requirements of Item 406 of Regulation S-K. We have also adopted a code of ethics that applies to all of our employees, officers and directors, which is designed to meet the requirements of the applicable NASDAQ Listing Rules. Each of these documents is available on our website at www.tandemdiabetes.com by selecting the “Investor Center” icon at the bottom of the page, followed by the “Corporate Governance” hyperlink.

Stockholder Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors, as a whole, may send such communication to: Tandem Diabetes Care, Inc., 11045 Roselle St., San Diego, CA 92121, Attention: General Counsel. Stockholders seeking to communicate with an individual director, in his or her capacity as a member of our board of directors, may send such communication to the same address to the attention of such individual director. We will promptly forward any such stockholder communication to each director to whom such stockholder communication is addressed to the address specified by each such director.

16    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

We did not pay our directors any cash compensation for service prior to October 2013. However, as compensation for their services, prior to that date we did grant options to purchase shares of common stock to certain of our non-employee directors who are not affiliated with any of our principal stockholders. Mr. Smith was granted 26,856 options in April 2013, of which 25% of the options will vest on the first anniversary of the grant date, and thereafter the remaining options vest in 36 equal monthly installments. Messrs. Allen and Greene were each granted 16,710 options in April 2013, which vest in 24 equal monthly installments. Mr. Twomey was granted 20,888 options in August 2013, of which 25% of the options will vest on the first anniversary of the grant date, and thereafter the remaining options vest in 36 equal monthly installments. Each of these grants was made pursuant to the 2006 Stock Incentive Plan, or the 2006 Plan.

In October 2013, in anticipation of the completion of our initial public offering, our board of directors approved a new director compensation program. Under the program, we have agreed to pay our non-employee directors a cash retainer for service on our board of directors and an additional amount for service on each committee on which the director is a member. The chairman of each committee receives higher retainers for such service. Under the program, the annual fees to be paid to non-employee directors for service on our board of directors and for service on each committee of our board of directors on which the director is a member will be as follows (which fees were pro-rated in 2013 based on the date of our initial public offering):

	Member Annual Retainer	Chairman Annual Retainer
Board of Directors	$44,000	$88,000
Audit Committee	8,500	23,000
Compensation Committee	6,000	17,000
Nominating and Corporate Governance Committee	5,000	9,000

Our board of directors is in the process of considering whether to allow non-employee directors to elect to receive an equity award under the 2013 Stock Incentive Plan, or 2013 Plan, in lieu of receiving all or any portion of the cash retainers described above, but the final terms of that proposed arrangement have not been determined at this time.

In November 2013, each non-employee director received an option to purchase 17,000 shares (except for Mr. Twomey who received an option to purchase 21,000 shares) upon the pricing of our initial public offering. Each such option was granted with an exercise price equal to $15.00 per share, the offering price in our initial public offering, and vests in equal monthly installments over a period of 12 months following the grant date, subject to the individual’s continued service as a director. Each of these grants was made pursuant to the 2013 Plan. For additional information, see “Executive Compensation—2013 Stock Incentive Plan.”

Under our director compensation program, each non-employee director first elected to our board of directors will receive an option to purchase 25,000 shares of our common stock upon his or her initial election to our board of directors. Each of these options will vest in equal monthly installments over a period of 36 months following the grant date, subject to the individual’s continued service as a director. Further, annually on November 15 of each year, each non-employee director then serving on our board of directors will receive an option to purchase an additional 17,000 shares of our common stock (subject to pro-ration for each full month of service on our board of directors prior to such date). Each of these options will vest in equal monthly installments over a period of 12 months following the grant date, subject to the individual’s continued service as a director. The exercise price of all options granted to our non-employee directors will equal the fair market value of our common stock on the date of grant. Each of these stock options, as well as any other equity awards to non-employee directors, is expected to be made pursuant to the 2013 Plan.

Under the new director compensation program, we have agreed to continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

The director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    17

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth compensation information with respect to all of our non-employee directors for amounts earned during 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Dick P. Allen	$8,375	$239,693	$248,068
Edward L. Cahill	$8,794	$167,992	$176,786
Fred E. Cohen, M.D., D. Phil.	$8,208	$167,992	$176,200
Howard E. Greene, Jr.	$8,375	$239,693	$248,068
Douglas A. Roeder	$10,218	$167,992	$178,210
Lonnie M. Smith	$16,164	$283,787	$299,951
Jesse I. Treu, Ph.D.	$8,878	$167,992	$176,870
Christopher J. Twomey	$11,223	$305,123	$316,346

(1)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our non-employee directors. These amounts reflect the grant date fair value of the options awarded to each of our non-employee directors during 2013 calculated in accordance with FASB ASC Topic 718. Information regarding assumptions made in valuing the option grants can be found in Note 7 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 6, 2014.

The aggregate number of shares subject to outstanding stock option awards for each of our non-employee directors as of December 31, 2013 is as follows:

Name	Aggregate Number of Option Awards (#)
Dick P. Allen	33,710
Edward L. Cahill	17,000
Fred E. Cohen, M.D., D. Phil	17,000
Howard E. Greene, Jr.	33,710
Douglas A. Roeder	17,000
Lonnie M. Smith	43,856
Jesse I. Treu, Ph.D.	17,000
Christopher J. Twomey	41,888

18    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. Although not required by applicable law, or our charter or bylaws, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accountants. Ernst & Young LLP has audited our financial statements since 2008.

We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, and will be available to respond to appropriate questions from stockholders. Additionally, the representatives of Ernst & Young LLP will have an opportunity to make a statement if they so desire.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against the proposal. Broker non-votes will be counted toward a quorum but not counted for any purpose in determining whether this proposal has been approved.

If our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider whether to retain the firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL

Audit and All Other Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2013 and 2012 by Ernst & Young LLP.

	2013	2012
Audit Fees(1)	$1,675,007	$163,016
Audit-Related Fees(2)	5,800	54,250
Tax Fees(3)	45,000	35,000
All Other Fees(4)	—	—
	$1,725,807	$252,266

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP, including out-of-pocket expenses. The amounts presented relate to the audit of our annual financial statements and review of our registration statements on Form S-1 and S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees for professional services performed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and are not reported as Audit Fees, including out-of-pocket expenses.
(3)	Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to an Internal Revenue Code Section 382 study and general tax advice and planning. For 2013, these fees also included tax advice services performed by Ernst & Young LLP with respect to Medical Device Excise Tax application.
(4)	All Other Fees consist of fees billed in the indicated year for other permissible work performed by Ernst & Young LLP that is not included within the above category descriptions.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    19

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit- related services, tax services and other services. Our audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

20    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Auditing Standard No. 16, “Communication with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012) of the Public Company Accounting Oversight Board. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Ernst & Young LLP were held with and without management present. Members of the audit committee are not employed by the Company, nor does the audit committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. We and the Company’s board of directors also recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

AUDIT COMMITTEE

Christopher J. Twomey, Chairman

Edward L. Cahill

Lonnie M. Smith

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    21

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers, and their respective ages and positions with us as of March 31, 2014, are as follows:

Name	Age	Position
Kim D. Blickenstaff	61	President, Chief Executive Officer and Director
Robert B. Anacone	63	Executive Vice President and Chief Commercial Officer
David B. Berger	44	General Counsel
John Cajigas	48	Chief Financial Officer and Treasurer
Susan M. Morrison	34	Chief Administrative Officer
John F. Sheridan	58	Executive Vice President and Chief Operating Officer

Mr. Blickenstaff’s biography can be found under the heading “Proposal 1—Election of Directors.”

Robert B. Anacone has served as our Executive Vice President and Chief Commercial Officer since April 2013. Mr. Anacone served as our Senior Vice President, Business Development, Marketing and Sales, from February 2009 to April 2013. Prior to joining our company, Mr. Anacone served as Senior Vice President, Worldwide Marketing and Sales, of Biosite from October 2005 to June 2007, and as Senior Vice President and General Manager from July 2007 to June 2008. Mr. Anacone holds a B.S. in Economics from the University of Hartford.

David B. Berger has served as our General Counsel since August 2013. From January 2008 until August 2013, he served as Vice President, General Counsel and Corporate Secretary of Senomyx, Inc. (NASDAQ: SNMX) and was promoted to Senior Vice President in January 2012. He continues to serve as Corporate Secretary of Senomyx. From April 2003 until October 2007, Mr. Berger was responsible for all commercial aspects of legal affairs at Biosite. At Biosite, Mr. Berger most recently held the position of Vice President, Legal Affairs. Previously, Mr. Berger was an attorney at Cooley Godward LLP and Amylin Pharmaceuticals, Inc. Mr. Berger holds a B.A. in Economics from the University of California, Berkeley and a J.D. from Stanford Law School.

John Cajigas has served as our Chief Financial Officer and Treasurer since May 2008. Prior to joining our company, Mr. Cajigas served in various accounting and finance positions, most recently as Vice President, Finance, of Biosite from August 1995 until August 2007. Prior to joining Biosite, Mr. Cajigas worked as an Audit Manager with Ernst & Young

LLP, working primarily with clients in the technology and biotechnology industries. Mr. Cajigas is a certified public accountant (inactive) and holds a B.S. in Business Administration from San Diego State University.

Susan M. Morrison has served as our Chief Administrative Officer since September 2013. From April 2013 until September 2013, she served as our Vice President, Human Resources, Corporate and Investor Relations. Ms. Morrison served as our Director, Corporate and Investor Relations, from January 2009 to March 2013, and was our Director, Corporate Services from November 2007 to December 2008. Prior to joining us, Ms. Morrison held various positions in Corporate and Investor Relations at Biosite from August 2003 through November 2007. Ms. Morrison holds a B.A. in Public Relations from Western Michigan University.

John F. Sheridan has served as our Executive Vice President and Chief Operating Officer since April 2013. Prior to joining our company, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc., a provider of security equipment and systems, from March 2012 to February 2013. Mr. Sheridan served as Executive Vice President of Research and Development and Operations for Volcano Corporation (NASDAQ: VOLC), a medical technology company, from November 2004 to March 2010. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company. From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an M.B.A. from Boston University.

22    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2014, except as noted in the footnotes below, for:

•	each of our named executive officers (as defined below under the heading “Executive Compensation”);

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within

60 days of January 31, 2014, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is: c/o Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121.

Percentage of beneficial ownership is based on 22,931,683 shares of common stock outstanding as of January 31, 2014.

Beneficial Owner	Number of Shares Beneficially Owned	Warrants Exercisable by April 1, 2014	Options Exercisable by April 1, 2014	Percentage Beneficially Owned
5% or Greater Stockholders:
Delphi Ventures and Affiliated Entities(1)	3,668,019	—	—	16.0%
Domain Partners and Affiliated Entities(2)	3,243,448	358,359	—	15.5%
TPG Biotechnology Partners III, L.P.(3)	2,496,194	275,153	—	11.9%
HLM Venture Partners II, L.P.(4)	1,739,154	—	—	7.6%
Wasatch Advisors, Inc.(5)	1,277,432	—	—	5.6%
JPMorgan Chase & Co.(6)	1,196,045	—	—	5.2%
Directors and Named Executive Officers:
Kim D. Blickenstaff(7)	407,939	135,633	263,412	3.5%
John Cajigas(8)	41,463	5,228	54,707	*
Susan Morrison	4,877	815	48,001	*
Lonnie M. Smith(9)	149,200	—	5,667	*
Dick P. Allen(10)	152,211	31,867	13,326	*
Edward L. Cahill(11)	1,739,154	—	5,667	7.6%
Howard E. Greene, Jr.(12)	137,865	25,933	13,326	*
Douglas A. Roeder(13)	3,668,019	—	5,667	16.0%
Jesse I. Treu(14)	3,243,448	358,359	5,667	15.5%
Fred E. Cohen(15)	—	—	5,667	*
Christopher J. Twomey(16)	43,070	7,001	7,000	*
All directors and executive officers as a group (14 individuals)	12,100,370	842,428	567,286	55.5%

*	Represents beneficial ownership of less than one percent (1.0%)
(1)

Consists of (i) 3,632,552 shares held by Delphi Ventures VIII, L.P., and (ii) 35,467 shares held by Delphi BioInvestments VIII, L.P. (together, the “Delphi Funds”). Delphi Management Partners VIII, L.L.C. is the general partner of each of the Delphi Funds. The managing members of Delphi Management Partners VIII, L.L.C. are Douglas A. Roeder, one of our directors, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D. Delphi Management Partners VIII, LLC and each of the foregoing managing members may be deemed a

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.
(2)	Consists of (i) 3,189,058 shares and warrants to purchase up to 352,351 shares held by Domain Partners VII, L.P., and (ii) 54,390 shares and warrants to purchase up to 6,008 shares held by DP VII Associates, L.P. (together, the “Domain Funds”). One Palmer Square Associates VII, L.L.C. is the general partner of each of the Domain Funds. The managing members of One Palmer Square Associates VII, L.L.C. are Jesse I. Treu, one of our directors, James Blair, Kathleen Schoemaker, Brian Dovey, Nicole Vitullo and Brian Halak. One Palmer Square Associates VII, L.L.C. and each of the foregoing managing members may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Domain Partners is c/o Domain Associates, L.L.C., One Palmer Square, Princeton, NJ 08542.
(3)	TPG Group Holdings (SBS) Advisors, Inc. is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG Biotechnology GenPar III Advisors, LLC, which is the general partner of TPG Biotechnology GenPar III, L.P., which is the general partner of TPG Biotechnology Partners III, L.P., which directly holds (i) 2,496,194 shares and (ii) warrants to purchase 275,153 shares. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. TPG Group Holdings (SBS) Advisors, Inc. and each of the foregoing shareholders may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with TPG Group Holdings (SBS) Advisors, Inc. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(4)	Consists of 1,739,154 shares that are held by HLM Venture Partners II, L.P. HLM Venture Associates II, L.L.C. is the general partner of HLM Venture Partners II, L.P. The managing members of HLM Venture Associates II, L.L.C. are Edward L. Cahill, one of our directors, Peter J. Grua and Russell T. Ray. HLM Venture Associates II, L.L.C. and each of the foregoing managing members may be deemed a beneficial owner of the reported shares but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with HLM Venture Partners II, L.P. is c/o HLM Venture Partners, 222 Berkeley Street, Boston, MA 02116.
(5)	Based on information provided in a Schedule 13G filed by the stockholder with the SEC on February 13, 2014. The address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.
(6)	Based on information provided in a Schedule 13G filed by the stockholder with the SEC on February 4, 2014. The address for JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.
(7)	Includes 407,939 shares and warrants to purchase up to 135,633 shares held by the Kim Blickenstaff Revocable Trust dated April 15, 2010.
(8)	Includes 41,463 shares and warrants to purchase up to 5,228 shares held by the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005. Mr. Cajigas is co-trustee of the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005 and has shared voting and investment power over the shares held by the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005.
(9)	Consists of 149,200 shares held by the Lonnie M. Smith TCD GRAT dated March 5, 2013.
(10)	Consists of (i) 111,598 shares and warrants to purchase up to 27,796 shares held by the Allen Family Trust dated October 12, 1981, (ii) 38,975 shares and warrants to purchase up to 4,071 shares held by Cornerstone Ventures, (iii) 819 shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and (iv) 819 shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon. Mr. Allen is trustee of the Allen Family Trust dated October 12, 1981. Mr. Allen is Managing Partner of Cornerstone Ventures and disclaims beneficial ownership of the shares held by Cornerstone Ventures, except to the extent of his proportionate pecuniary interest therein. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon, and disclaims beneficial ownership of such shares. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Jake Allen Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon, and disclaims beneficial ownership of such shares.
(11)	Consists of (i) the shares identified in footnote 4, and (ii) options granted to Mr. Cahill personally pursuant to our director compensation program. Mr. Cahill is one of our directors. Mr. Cahill, Peter J. Grua and Russell T. Ray are the managing members of HLM Venture Associates II, L.L.C., which is the general partner of HLM Venture Partners II, L.P. Mr. Cahill has shared voting and investment power over the shares held by HLM Venture Partners II, L.P. Mr. Cahill disclaims beneficial ownership of the shares held by HLM Venture Partners II, L.P., except to the extent of his proportionate pecuniary interest therein.
(12)	Includes 137,865 shares and warrants to purchase up to 25,933 shares held by the Greene Family Trust.
(13)	Consists of (i) the shares identified in footnote 1, and (ii) options granted to Mr. Roeder personally pursuant to our director compensation program. Mr. Roeder is one of our directors. Mr. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D are the managing members of Delphi Management Partners VIII, LLC, which is the general partner of each of the Delphi Funds. Mr. Roeder has shared voting and investment power over the shares held by the Delphi Funds. Mr. Roeder disclaims beneficial ownership of the shares held by the Delphi Funds, except to the extent of his proportionate pecuniary interest therein.
(14)	Consists of (i) the shares identified in footnote 2, and (ii) options granted to Mr. Treu personally pursuant to our director compensation program. Mr. Treu is one of our directors. Mr. Treu, James Blair, Kathleen Schoemaker, Brian Dovey, Nicole Vitullo and Brian Halak are the managing members of One Palmer Square Associates VII, L.L.C., which is the general partner of each of the Domain Funds. Mr. Treu has shared voting and investment power over the shares held by the Domain Funds. Mr. Treu disclaims beneficial ownership of the shares held by the Domain Funds, except to the extent of his proportionate pecuniary interest therein.
(15)	Consists of options granted to Dr. Cohen personally pursuant to our director compensation program. Dr. Cohen is one of our directors, and is a Partner and Managing Director of TPG Biotech, which is an affiliate of TPG Biotechnology Partners III, L.P. Dr. Cohen has no voting or investment power over the shares held by TPG Biotechnology Partners III, L.P. Dr. Cohen disclaims beneficial ownership of the shares held by TPG Biotechnology Partners III, L.P.
(16)	Consists of (i) 25,498 shares and warrants to purchase up to 4,291 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002, and (ii) 17,572 shares and warrants to purchase up to 2,710 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein.

24    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

This narrative discussion of the compensation philosophy, objectives, policies and arrangements that apply to our named executive officers and other senior management personnel is intended to assist your understanding of, and to be read together with, the Summary Compensation Table and related disclosures set forth below.

Named Executive Officers

Our “named executive officers” include our principal executive officer and our two other most highly compensated executive officers. For 2013, our named executive officers were:

•	Kim D. Blickenstaff, who currently serves as our President and Chief Executive Officer, as well as a member of our board of directors, and is our principal executive officer;

•	John Cajigas, who currently serves as our Chief Financial Officer and Treasurer, and is our principal financial and accounting officer; and

•	Susan M. Morrison, who currently serves as our Chief Administrative Officer.

Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain talented executives with the skills necessary to lead us and create long-term value for our stockholders. We recognize that there is significant competition for talented executives, especially in the medical device industry, and it can be particularly challenging for early-stage companies to recruit experienced executives. When establishing our executive compensation program, our compensation committee, which we refer to as the committee for purposes of this “Executive Compensation” section, is guided by the following four principles:

•	Attract executives with the background and experience required for our future growth and success;

•	Provide a total compensation package that is competitive with other companies in the medical device industry that are of a similar size and stage of growth;

•	Align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in our value through the grant of equity-based awards; and

•

Tie a meaningful portion of potential total compensation to the achievement of our performance objectives, such as annual revenue, which can increase or decrease to reflect achievement with respect to the objectives.

The committee is primarily responsible for developing, reviewing and approving our compensation programs,

including the compensation arrangements that apply to our named executive officers, and regularly reporting to our board of directors regarding the adoption of such programs. In particular, the committee is responsible for overseeing our cash and equity incentive plans, including approving individual grants or awards thereunder, with the exception of grants or awards to our chief executive officer which must be approved by our independent directors. The committee is also responsible for approving individual and company performance goals and objectives that are relevant to the compensation of our executive officers and other key employees.

The committee evaluates the total compensation of our named executive officers and other executives relative to available compensation information from companies in our industry that are at a similar size and stage of growth. The committee’s historical practice has been to benchmark our executive salaries just above market at the 60th percentile compared to relevant survey data in order to compete in the market for talented executives.

The committee has not established any formal policies or guidelines for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives in light of our compensation objectives, the committee relies on its judgment and experience rather than adopting a formulaic approach to compensation decisions.

Historical Market Comparisons

Historically, the committee has reviewed compensation data from industry compensation surveys as a component of its executive compensation decision making process. For compensation decisions prior to our initial public offering, the committee reviewed compensation data provided by (i) Radford Surveys, an independent national technology and life sciences compensation consulting firm, and (ii) Top 5, an independent consulting firm focused on executive

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    25

EXECUTIVE COMPENSATION

compensation, sales force compensation and equity strategy development. The committee also reviewed an executive compensation survey report, which provided compensation data from 206 private, venture-backed life sciences companies.

The committee used the information supplied in the reports and surveys to evaluate the total compensation, as well as each element of compensation, for each executive officer, including the named executive officers. The committee believes it is important to review this compensation data because we compete for executive talent and stockholder investment with the type of companies identified in the reports and surveys.

Independent Compensation Consultant

In September 2013, in anticipation of our initial public offering, our management team interviewed several potential external consultants to provide compensation consulting services to the committee. After meeting with representatives of several firms, our management team recommended the engagement of Barney & Barney as an independent compensation consultation. After presenting the proposed terms of Barney & Barney’s engagement, the committee authorized our management team to engage Barney & Barney to provide compensation consulting services directly to the committee. More specifically, Barney & Barney was first asked to advise the committee with respect to the process of selecting an appropriate peer group, and collecting and analyzing compensation data from the companies within our peer group. To the extent the data from our peer group was insufficient as to any specific executive officers, Barney & Barney was authorized to review and analyze relevant data from other market surveys. The committee determined our peer group in October 2013, and the peer group data was then used by the committee in late 2013 and early 2014 as a tool to determine the appropriate amount and mix of compensation for our executive officers.

The peer group companies were selected primarily based on their similarities to Tandem, as of the time that the survey was performed, with respect to revenue, market capitalization, nature of operations, number of employees and location. Our peer group is currently comprised of the following 22 companies in the medical device and biotechnology industry:

• Abaxis	• Cadence Pharmaceuticals	• Exactech	• Spectranetics
• Abiomed	• Cutera	• Genomic Health	• Volcano
• Alphatec	• Cyberonics	• HeartWare	• Zeltiq Aesthetics
• Arena Pharmaceuticals	• Depomed	• Insulet	• Zogenix
• Atrion	• DexCom	• NuVasive
• BioTelemetry	• Endologix	• NxSTage Medical

Barney & Barney also was engaged to conduct an independent review of our compensation practices for both our non-employee directors as well as our executive officers as compared to the newly identified peer group and to present the results of such evaluation to the committee. In October 2013 Barney & Barney presented the results of its review to the committee and recommended certain modifications to the change of control arrangements for each of our executive officers, which the committee took into consideration in adopting changes to the employment severance agreements prior to the completion of our initial public offering. For additional information, see “Executive Compensation – Employment Severance Agreements.” Barney & Barney also presented an analysis comparing the outstanding and proposed equity awards for our executive officers to the outstanding equity awards held by individuals with similar titles and levels of responsibility within the peer group, which the Committee took into consideration in its decision to award stock option awards to our executive officers at the time of our initial public offering. Furthermore, Barney & Barney presented a proposed compensation plan for non-employee directors, including suggested cash and equity compensation arrangements.

Barney & Barney also provided insurance brokerage services to us during 2013 and continues to do so. In particular, during 2013 Barney & Barney earned commission payments totaling approximately $225,279 in connection with insurance brokerage services that they provided to us during the year. We also paid Barney & Barney approximately $45,000 for the compensation consulting services described above during 2013. However, the committee has considered whether the work of Barney & Barney as a compensation consultant has raised any conflict of interest, taking into account the following factors: (i) the amount of fees paid by us to Barney & Barney as a percentage of that firm’s total revenue; (ii) the provision of other services to us by Barney & Barney; (iii) Barney & Barney’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the committee; (v) any business relationship of Barney & Barney, or business or personal relationship of the individual compensation advisors, with any of our executive officers; and (vi) any of our stock owned by Barney & Barney or the individual compensation advisors. Based on the above factors, the committee has concluded that the work of Barney & Barney and the individual compensation advisors

26    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

EXECUTIVE COMPENSATION

employed by Barney & Barney as compensation consultants to us has not created any conflict of interest. Going forward, the committee intends to assess the independence of any of our compensation advisers consistent with the applicable NASDAQ Listing Rules.

Compensation Elements

In light of the committee’s review of the compensation survey data and the additional information provided by Barney & Barney as set forth above, and in furtherance of our compensation philosophy and objectives, the executive compensation program for our named executive officers generally consists of a base salary, a cash incentive program, equity-based awards and other benefits.

Base Salary

We pay base salaries to attract and retain key executives with the necessary experience for our future growth and success. Base salaries provide a base amount of compensation. Base salaries reflect each executive officer’s responsibility level, tenure with us, individual performance and business experience.

The committee establishes base salaries after reviewing industry compensation data as discussed above. In keeping with its philosophy of paying just above market salaries in order to attract executive talent and stay competitive in the market, the committee generally sets base salary at approximately the 60th percentile of the base salaries paid to executives with similar titles and levels of responsibility at the surveyed companies. Salaries are then reviewed periodically and adjusted as warranted in response to updated data regarding comparable market salaries, as well factors such as individual performance and responsibility level.

In February 2014 the committee recommended, and the independent directors of our board of directors approved, the following increases to the base salaries for each of our named executive officers:

Name	2014 Base Salary
Kim D. Blickenstaff	$550,000
John Cajigas	$350,000
Susan M. Morrison	$300,000

2013 Cash Bonus Plan

For 2013, we adopted a cash incentive program, or the 2013 Cash Bonus Plan, that applied to each of our executive officers, as well as to certain other senior management personnel. The committee approved the 2013 Cash Bonus Plan because it believes that aligning the payment of cash incentives with the achievement of a specified Company performance objective creates long-term value for us and aligns the compensation of our executive officers with the interests of our stockholders.

Under the terms of the 2013 Cash Bonus Plan, incentives could be earned based on our total revenue for fiscal year 2013 as compared to a 2013 revenue target, provided that we also did not exceed a maximum operating loss threshold for 2013. The target cash incentive amount for each executive officer was initially set as a percentage of the executive officer’s base salary. While the 2013 revenue target was not achieved, consistent with the terms of the 2013 Cash Bonus Plan, in February 2014 the independent directors of our board of directors and the committee considered other factors deemed appropriate in electing to award cash bonuses under the 2013 Cash Bonus Plan. A number of factors were deemed relevant by our board of directors and the committee in electing to award these amounts, including the successful completion of our initial public offering and the achievement of significant regulatory and product development milestones in 2013.

The amounts awarded to Messrs. Blickenstaff and Cajigas and Ms. Morrison under the 2013 Cash Bonus Plan are set forth opposite their names in the table below:

Name	2013 Cash Bonus
Kim D. Blickenstaff	$87,500
John Cajigas	$67,200
Susan M. Morrison	$51,013

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    27

EXECUTIVE COMPENSATION

2014 Cash Bonus Plan

For 2014, we adopted a cash incentive plan, or the 2014 Cash Bonus Plan, that will be utilized to calculate the cash bonuses that may become payable to our executive officers and other senior management personnel with respect to fiscal year 2014. With the recommendation of the committee, in February 2014 the independent directors of our board of directors approved the 2014 Cash Bonus Plan in order to align plan participants with our business goals and strategies and to further the objectives of our executive compensation program.

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the committee. The 2014 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2014 Base Salary	Target Percentage	Target Cash Bonus
Kim D. Blickenstaff	$550,000	75%	$412,500
John Cajigas	$350,000	45%	$157,500
Susan M. Morrison	$300,000	45%	$135,000

Cash bonuses may be earned under the 2014 Cash Bonus Plan based on the achievement of specified financial performance objectives and product development milestones. The percentage of the target cash bonus for each plan participant that is subject to the financial performance objectives and the product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	20%
TOTAL	100%

Bonus payments under the 2014 Cash Bonus Plan, if any, will be made at the discretion of our board of directors or the committee. The financial performance component and product development component of the 2014 Cash Bonus Plan may be earned independent of one another. If we do not achieve either the financial performance component or the product development component of the 2014 Cash Bonus Plan, no payouts will be made unless our board of directors or the committee determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

The portion of the 2014 Cash Bonus Plan incentives that relate to the financial performance objectives may be earned based on our actual revenue for fiscal year 2014 as compared to a pre-established 2014 revenue target, provided we also achieve at least a minimum operating margin percentage for 2014.

The portion of the 2014 Cash Bonus Plan incentives that relate to the product development milestones generally require that we submit regulatory filings, successfully complete regulatory inspections and obtain clearance for certain products under development within specified time periods. Subject to the committee’s final discretion, each of the product development milestones must be achieved within the required time period for the product development portion of the cash bonuses to be achieved.

Equity-Based Awards

In keeping with our executive compensation philosophy, the committee believes that meaningful equity ownership is important to align the interests of our executives with those of our stockholders and to provide our executives with incentives to create long-term value for our stockholders. The executives’ interests are aligned with stockholders because, as the value of the Company increases over time, the value of the executives’ equity grants increases as well. The committee also believes that granting equity awards that vest over time promotes the retention of our executives.

Prior to the completion of our initial public offering, our outstanding equity awards were principally granted pursuant to the 2006 Plan. The 2006 Plan allowed for the issuance of equity awards to our officers, directors and employees in the form of stock options or restricted stock. Following the completion of our initial public offering, the committee and our board of directors has determined not to make any further awards under the 2006 Plan.

In connection with our initial public offering, our board of directors and stockholders approved the 2013 Plan. The 2013 Plan allows for the issuance of equity awards to our officers, directors and employees in the form of stock options, restricted stock, stock appreciation rights, or SARs, and restricted stock units, or RSUs.

When determining the number of equity awards to be granted to each executive, the committee generally considers several

28    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

EXECUTIVE COMPENSATION

factors, including the position and level of responsibility of the executive, the executive’s tenure with us, and survey data with respect to the level of equity ownership by executives with similar titles and levels of responsibility at the surveyed companies. The committee also takes into account our achievement with respect to significant milestones during the period prior to the grant date, such as completing financing transactions and receiving regulatory clearance or approval to commercialize products.

On April 23, 2013, the independent directors on our board of directors approved the grant of stock options to each of our named executive officers. Mr. Blickenstaff received an option to purchase 574,718 shares, Mr. Cajigas received an option to purchase 119,360 shares and Ms. Morrison received an option to purchase 95,488 shares. Each of the options vests in 24 equal monthly installments following the grant date and was made pursuant to the 2006 Plan. The number of options granted to each named executive officer was determined by reference to the factors discussed above.

On October 29, 2013, the independent directors of our board of directors approved additional grants of stock options to each of our named executive officers under the terms of our 2013 Plan. Mr. Blickenstaff received an option to purchase 549,000 shares, Mr. Cajigas received an option to purchase 191,000 shares and Ms. Morrison received an option to purchase 234,000 shares. Each of the options vests over a period of 48 months, with 25% of the shares vesting on the date that is 12 months following the date of grant, and the remaining 75% of the shares vesting in equal monthly installments over the remaining 36 months. The number of options granted to each named executive officer was also determined by reference to the factors discussed above.

We expect that future equity awards will be granted to our named executive officers and other employees pursuant to the 2013 Plan. For additional information, see “Executive Compensation—Stock Incentive Plans.”

Benefits

We have adopted a defined contribution 401(k) plan for the benefit of our employees. Employees are eligible to participate in the plan beginning on the first day of the calendar quarter following their date of hire. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation. We do not match contributions at this time.

In addition, we offer a standard benefits package that we believe is necessary to attract and retain key executives. Our named executive officers are eligible to participate in our health and welfare benefit plans. We also pay the premiums for long-term disability insurance and life insurance for our named executive officers.

Employment Agreements

We have not entered into employment agreements with any of our executive officers.

Employment Severance Agreements

Our board of directors has approved employment severance agreements with each of our named executive officers, as well as with all of our other executive officers. Our board of directors believes it is important to provide our named executive officers with severance benefits under limited circumstances in order to provide them with enhanced financial security and sufficient incentive and encouragement to remain employed by us.

Pursuant to the terms of each of the severance agreements, if within three months prior or 12 months following a “change of control” (as defined in the severance agreements), the executive officer’s employment is terminated as a result of (i) an involuntary termination or (ii) a resignation for good reason (each as defined in the severance agreements), then the executive will continue to receive salary at the salary amount in effect at the time of such termination (less applicable withholdings and deductions) for the applicable severance period beginning immediately following such termination as well as the executive’s target bonus for the year in which the termination occurs. The executive will also vest in and have the right to exercise all outstanding options, restricted stock awards and stock appreciation rights, or SARs, that were unvested as of the date of such termination. Additionally, all of our repurchase rights with respect to any vested and unvested restricted stock will lapse and any right to repurchase any of our common stock shall terminate.

If within 12 months following a change of control, the executive officer’s employment is terminated as a result of voluntary resignation, termination for cause, disability or death, then the executive officer will not be entitled to receive severance change in control benefits except for those as may then be established under our then existing severance and benefits plans and practices or pursuant to other written agreements with us.

Pursuant to the terms of each of the severance agreements, upon the termination of the named executive officer’s employment for any reason, we will pay the executive:

•	any unpaid base salary due for periods prior to the termination date;

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    29

EXECUTIVE COMPENSATION

•	all of the executive’s accrued paid time off through the termination date; and

•	all expenses reasonably and necessarily incurred and submitted on proper expense reports in connection with our business prior to the termination date.

The severance agreements are nearly identical for each of the named executive officers except that the severance period for

Mr. Blickenstaff is 24 months and the severance period for each of Mr. Cajigas and Ms. Morrison is 18 months.

The benefits payable under the severance agreements may be immediately terminated in certain circumstances, including the unauthorized use by a named executive officer of our material confidential information or any prohibited or unauthorized competitive activity undertaken by a named executive officer.

Summary Compensation Table

The following table provides a summary of the compensation received by our named executive officers for the fiscal years ended December 31, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kim D. Blickenstaff	2013	$384,615	$87,500	$8,170,159	—	$46,910	$8,689,184
President, Chief Executive Officer and Director	2012	$350,000	—	—	—	—	$350,000
John Cajigas	2013	$295,385	$67,200	$2,515,924	—	$632	$2,879,141
Chief Financial Officer and Treasurer	2012	$285,000	—	—	—	—	$285,000
Susan Morrison	2013	$224,231	$51,013	$2,864,600	—	$25,423	$3,165,267
Chief Administrative Officer(4)

(1)	These amounts reflect discretionary bonuses paid under the 2013 Cash Bonus Plan. For additional information, see “Executive Compensation—2013 Cash Bonus Plan.”
(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized, or that may be realized, by our named executive officers. These amounts reflect the grant date fair value of the options awarded to each of our named executive officers during 2013 calculated in accordance with FASB ASC Topic 718. Information regarding assumptions made in valuing the option grants can be found in Note 7 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 6, 2014.
(3)	The dollar amounts listed reflect the payout of accumulated vacation pay of $44,137 for Mr. Blickenstaff and $25,147 for Ms. Morrison that was in excess of our maximum accrual limits and was paid to each of them in cash. The remainder reflects the value of premiums paid by us for group term life insurance.
(4)	Ms. Morrison was not a named executive officer in 2012 and so her compensation for 2012 has been excluded.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
Kim D. Blickenstaff	191,573	383,145	(2)	$1.11	4/23/2023
	—	549,000	(3)	$15.00	11/13/2023
John Cajigas	39,787	79,573	(2)	$1.11	4/23/2023
	—	191,000	(3)	$15.00	11/13/2023
Susan M. Morrison	447	—		$11.73	3/13/2018
	746	—		$11.73	9/10/2018
	2,685	—		$10.72	8/20/2019
	146	3	(4)	$10.72	1/22/2020
	179	179	(5)	$25.13	3/1/2022
	31,829	63,659	(2)	$1.11	4/23/2023
	—	234,000	(3)	$15.00	11/13/2023

(1)	The expiration date of all option awards is ten years from the date of grant.
(2)

This amount represents options to purchase shares of our common stock that were granted on April 23, 2013 and remained unvested as of December 31, 2013. The shares underlying these options vest as to 1/24th of the shares on the 23rd day of each month after the grant date, provided that the option holder continues to provide services to us through such dates.

30    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

EXECUTIVE COMPENSATION

(3)	This amount represents options to purchase shares of our common stock that were granted on November 13, 2013 and remained unvested as of December 31, 2013. The shares underlying these options will vest as to 25% of the shares on November 13, 2014, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until November 13, 2017, provided that the option holder continues to provide services to us through such dates.
(4)	This amount represents options to purchase shares of our common stock that were granted on January 22, 2010 and remained unvested as of December 31, 2013. The shares underlying these options vested as to 25% of the shares on January 22, 2011, the first anniversary of the grant date, and thereafter the remaining shares vest in 36 equal monthly installments until January 22, 2014, provided that the option holder continues to provide services to us through such dates.
(5)	This amount represents options to purchase shares of our common stock that were granted on March 1, 2012 and remained unvested as of December 31, 2013. The shares underlying these options vested as to 25% of the shares on December 1, 2012, and thereafter the remaining shares vest in 36 equal monthly installments until December 1, 2015, provided that the option holder continues to provide services to us through such dates.

Stock Incentive Plans

As of December 31, 2013, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding stock options and number of shares remaining available for future issuance under the 2006 Plan and the 2013 Plan is set forth in the table below. The table below also reflects the number of shares reserved for issuance and number of shares remaining available for future issuance under the 2013 Employee Stock Purchase Plan, or the ESPP. The committee and our board of directors have determined not to make any further awards under the 2006 Plan.

Name of Plan	Number of Shares Reserved for Issuance	Number of Shares Issued	Number of Shares Underlying Outstanding Options	Number of Shares Remaining Available for Future Issuance
2006 Stock Incentive Plan	2,685,605	90,875	2,477,237	—
2013 Stock Incentive Plan	4,809,000	—	2,062,379	2,746,621
2013 Employee Stock Purchase Plan	556,000	—	—	556,000

2006 Stock Incentive Plan

The 2006 Plan was approved by our board of directors in September 2006, was subsequently approved by our stockholders in July 2007 and was most recently amended in April 2013.

We have reserved an aggregate of 2,685,605 shares of our common stock for issuance under the 2006 Plan.

The 2006 Plan permits us to make grants of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code, and options that do not so qualify, which are referred to as non-qualified stock options. Incentive stock options may only be issued to our employees. Non-qualified stock options may be issued to employees, officers, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2006 Plan will be determined by the committee, and may not be less than 100% of the fair market value of the common stock on the date of grant, subject to certain exceptions. The term of each option will be fixed by the committee and may not exceed ten years from the date of grant. All option grants under the 2006 Plan are made pursuant to a written option agreement.

The 2006 Plan also permits us to make grants of restricted stock. Restricted stock awards may be issued to employees, officers, directors, consultants and other service providers. The purchase price for the restricted stock awards granted pursuant to the 2006 Plan will be determined by the committee, and may not be less than 85% of the fair market value of the common stock on the date of grant, subject to certain exceptions. All restricted stock grants under the 2006 Plan are made pursuant to a written restricted stock agreement.

The 2006 Plan is administered by the committee. The committee has the authority to manage and control the administration of the 2006 Plan. In particular, the committee has the authority to determine the persons to whom awards are granted and the number of shares of common stock underlying each award. In addition, the committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms and conditions of each award. However, the committee typically recommends specific equity grants to each executive officer, which grants are then approved by our full board of directors.

With respect to options granted under the 2006 Plan, the committee may provide that, in the event of a “change in control,” vesting shall accelerate automatically effective as of immediately prior to the change in control. The committee has the discretion to provide other terms and conditions that relate to the vesting of options upon a change in control, or for the assumption of options in the event of a change in control. Outstanding options terminate upon a change in control except to the extent they are assumed in the change in control transaction. With respect to restricted stock granted under the 2006 Plan, in the event of a change in control, all repurchase rights automatically terminate immediately prior to the change in control, and the shares immediately vest in full, except to the extent that the acquiring entity provides for the assumption of the restricted stock award, or such accelerated

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    31

EXECUTIVE COMPENSATION

vesting is precluded by other limitations imposed by the committee at the time the restricted stock is issued.

The committee may amend, suspend or terminate the 2006 Plan at any time, subject to compliance with applicable law. The committee may also amend, modify or terminate any outstanding award, provided that no amendment to an award may substantially affect or impair the rights of a participant under any awards previously granted without his or her written consent.

The committee and our board of directors have determined not to make any further awards under the 2006 Plan following the completion of our initial public offering.

2013 Stock Incentive Plan

Our board of directors and our stockholders has approved the 2013 Plan. The 2013 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 4,809,000 shares of our common stock for issuance under the 2013 Plan. This number is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reclassification, stock dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding SARs, or options, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for grant under the 2013 Plan.

The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2015 through January 1, 2022, by the least of (i) 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or (ii) a number determined by our board of directors that is less than (i).

The 2013 Plan permits us to make grants of (i) incentive stock options pursuant to Section 422 of the Code and (ii) non-qualified stock options. Incentive stock options may only be issued to our employees. Non-qualified stock options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2013 Plan will be determined by the committee and may not be less than 100% of the fair market value of the common stock on the date of grant, subject to certain exceptions. The term of each option will be fixed by the committee and may not exceed ten years from the date of grant. All option grants under the 2013 Plan are made pursuant to a written option agreement.

The 2013 Plan permits us to sell or make grants of restricted stock. Restricted stock may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our company). Restricted stock issued under the 2013 Plan is sold or granted pursuant to a written restricted stock purchase agreement.

The 2013 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of common stock covered by each SAR may not be less than 100% of the fair market value of the common stock on the date of grant, subject to certain exceptions. SAR grants under the 2013 Plan are made pursuant to a written SAR agreement.

Further, the 2013 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2013 Plan are made pursuant to a written RSU agreement.

The 2013 Plan is administered by the committee, which has the authority to control and manage the operation and administration of the 2013 Plan. In particular, the committee has the authority to determine the persons to whom, and the time or times at which, incentive options, nonqualified stock options, restricted stock, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted stock purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, the committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award.

Unless provided otherwise within each written option agreement, restricted stock purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted stock, SARs and RSUs granted under the 2013 Plan shall accelerate automatically in the event of a “change in control” (as defined in the 2013 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the 2013 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program

32    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

EXECUTIVE COMPENSATION

containing such terms and provisions as the committee in its discretion may consider equitable.

Our board of directors may from time to time alter, amend, suspend or terminate the 2013 Plan in such respects as our board of directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the 2013 Plan after the date that is ten years from the date the 2013 Plan was approved by our stockholders.

2013 Employee Stock Purchase Plan

Our board of directors and our stockholders have approved the ESPP. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success.

The ESPP authorizes the issuance of shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. We have reserved an aggregate of 556,000 shares of our common stock for issuance under the ESPP. This number is subject to adjustment in the event of a recapitalization, stock split, reverse stock split, reclassification, stock dividend or other change in our capital structure.

The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2014 through January 1, 2022, by the least of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or (ii) a number determined by our board of directors that is less than (i). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

Our board of directors has delegated its authority to administer the ESPP to the committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (i) 85% of the fair market value of a share of our common stock on the first date of an offering or (ii) 85% of the fair market value of a share of our common stock on the date of purchase.

Employees may have to satisfy one or more service requirements before participating in the ESPP, as determined by our board of directors. No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, our board of directors will make appropriate adjustments to (i) the number of shares reserved under the ESPP, (ii) the maximum number of shares by which the share reserve may increase automatically each year and (iii) the number of shares and purchase price of all outstanding purchase rights.

In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within a specified period prior to such corporate transaction, and such purchase rights will terminate immediately. A corporate transaction generally has the same meaning as such term in the 2013 Plan.

Our board of directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    33

EXECUTIVE COMPENSATION

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executives and other employees is subject to the achievement of specified Company performance criteria, our executive compensation program does not encourage excessive or unnecessary risk-taking. We do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

34    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors of Tandem Diabetes Care, Inc. has reviewed and discussed with management the Executive Compensation disclosure and related tables contained in this Proxy Statement. Based on our review and discussion, we have recommended to the board of directors that the Executive Compensation disclosure and related tables be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The foregoing report has been furnished by the compensation committee.

Respectfully submitted,

COMPENSATION COMMITTEE

Douglas A. Roeder, Chairman

Dick P. Allen

Howard E. Greene, Jr.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2013, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, nominees for director or executive officers, any holder of 5% of our common stock, or any member of the immediate family of any of the foregoing had or will have a direct or indirect material interest.

Series D Preferred Stock Financing

In April 2013, we issued and sold an aggregate of 3,655,789 shares of our Series D preferred stock at a price per share of $4.40 (prior to taking into account a 1 for 1.6756 reverse stock split effected in connection with our initial public offering) for an aggregate purchase price of $16.1 million. The following table sets forth the number of shares of our Series D preferred stock that we issued to our directors, director nominees, executive officers and 5% stockholders and their affiliates in this transaction that were in excess of $120,000. Each of these shares of Series D preferred stock was converted to common stock in connection with our initial public offering at the applicable conversion rate for the Series D Preferred Stock.

Name	Number of Shares of Series D Preferred Stock (#)	Aggregate Purchase Price ($)
Entities affiliated with Delphi Ventures	1,818,182	8,000,001
HLM Venture Partners II, L.P.	1,136,363	4,999,997
Entities and persons affiliated with Kim Blickenstaff (1)	101,330	445,852
Lonnie M. Smith TDC GRAT dated March 5, 2013(2)	250,000	1,100,000
Entities affiliated with Dick P. Allen(3)	30,000	132,000

(1)	Each of these shares was purchased by family members of Mr. Blickenstaff, or by entities or investment vehicles controlled by family members of Mr. Blickenstaff.
(2)	Lonnie M. Smith is the chairman of our board of directors and is the trustee of the Lonnie M. Smith TDC GRAT dated March 5, 2013.
(3)	These shares were purchased for the account of Cornerstone Ventures. Mr. Allen is one of our directors and the Managing Partner of Cornerstone Ventures.

Third Amended and Restated Investors’ Rights Agreement

We entered into the Third Amended and Restated Investors’ Rights Agreement with the Series D preferred stockholders and certain of our other stockholders. This agreement, as amended, provides the Series D preferred stockholders and certain other stockholders with demand registration rights, piggyback registration rights, Form S-3 registration rights and rights of first refusal with respect to new issuances of our securities. All registration rights will terminate at the earlier of (i) the date five years after our initial public offering, or (ii) as to any stockholder, the first date after our initial public offering on which such stockholder is able to dispose of all of its registrable securities without restriction under Rule 144 of the Securities Act of 1933, as amended.

Employment Arrangements

We have entered into employment severance agreements with our executive officers. For additional information, see

“Executive Compensation—Employment Severance Agreements.”

Equity Awards

We have granted stock options to our executive officers and directors. For additional information, see “Executive

Compensation—Outstanding Equity Awards at Fiscal Year End.”

36    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements with our Directors and Officers

Our amended and restated certificate of incorporation permits us to, and our bylaws provide that, we shall, indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by the laws of the State of Delaware, we have entered into indemnification agreements with each of our directors and certain of our officers. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. We must indemnify our officers and directors against any and all (a) costs and expenses (including attorneys’ and experts’ fees, expenses and charges) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, and (b) damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, and amounts paid or payable in settlement and all other charges paid or payable in connection with, in the case of either (a) or (b), any threatened, pending or completed action, suit, proceeding, alternate dispute resolution mechanism, investigation, inquiry, related to the fact that (x) such person is or was a director or officer, employee or agent of our company or (y) such person is or was serving at our request as a director, officer, employee, member, manager, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification agreements also require us, if so requested, to advance within 10 days of such request any and all costs and expenses that such director or officer incurred, provided that such person will return any such advance if it shall ultimately be determined that such person is not entitled to be indemnified for such costs and expenses. Our bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.

We are not required to provide indemnification under our indemnification agreements for certain matters, including: (1) indemnification in connection with certain proceedings or claims initiated or brought voluntarily by the director or officer, (2) indemnification that is finally determined, under the procedures and subject to the presumptions set forth in the indemnification agreements, to be unlawful, (3) indemnification related to disgorgement of profits made from the purchase or sale of securities of our company under Section 16(b) of the Exchange Act, or similar provisions of state statutory or common law or (4) indemnification for reimbursement to us of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of our securities, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement or the payment to us of profits arising from the purchase or sale by the director or officer of securities in violation of Section 306 of the Sarbanes-Oxley Act), our certificate of incorporation or bylaws, or any other contract or otherwise, except with respect to any excess amount beyond the amount so received by such director or officer. The indemnification agreements require us, to the extent that we maintain an insurance policy or policies providing liability insurance for directors or officers of our company to cover such person by such policy or policies to the maximum extent available.

Procedures for Approval of Related Party Transactions

Our board of directors has adopted a Related Party Transaction Policy to assist us in identifying, reviewing and approving related party transactions. Under our Related Party Transaction Policy, our Compliance Officer is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a current or proposed transaction. To assist the Compliance Officer in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Compliance Officer determines that the related person would have a direct or indirect material interest in the transaction, the Compliance Officer must present the transaction to the audit committee for review or, if impracticable under the circumstances, to the Chair of the audit committee. The audit committee must then either approve or reject the transaction in accordance with the terms of the policy.

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    37

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2013, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than December 9, 2014 in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2015 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on February 20, 2015 and no later than the close of business on March 22, 2015. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.

ANNUAL REPORT

A copy of our Annual Report has been posted on the Internet, along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting an Annual Report as a stockholder of the Company at such date. Requests should be directed in writing to Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, or by telephone to (858) 366-6900.

38    TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement

STOCKHOLDERS SHARING THE SAME ADDRESS

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other agent. You may also obtain a separate proxy statement or annual report without charge by contacting us at Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel; or by telephone to (858) 366-6900. We will promptly send additional copies of the proxy statement or annual report.

Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

Kim D. Blickenstaff

President and Chief Executive Officer

San Diego, California

April 8, 2014

TANDEM DIABETES CARE, INC.  ô  2014 Proxy Statement    39

0                    ¢

TANDEM DIABETES CARE, INC.

Proxy for Annual Meeting of Stockholders on May 21, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kim D. Blickenstaff and John Cajigas, or either of them, as proxies, each with the power to appoint his substitute, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Tandem Diabetes Care, Inc. held of record by the undersigned at the close of business on March 31, 2014 at the Annual Meeting of Stockholders to be held May 21, 2014 at 3:00 p.m. Pacific Time at 11045 Roselle St., San Diego, California 92121, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

TANDEM DIABETES CARE, INC.

May 21, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/18636

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢	20330000000000000000 9	052114

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of three class I directors:				2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ Kim D. Blickenstaff
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Howard E. Greene, Jr. ¡ Christopher J. Twomey

3.   To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢